Exhibit 4.1

029008

Number		Shares

UM	UMH PROPERTIES, INC.
Established Under the Laws of the State of Maryland

Shares of Common Stock Par Value $0.10 per Share		SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 903002 10 3

This Certifies that

SPECIMEN

is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE OF $0.10
PER SHARE, OF UMH PROPERTIES, INC.

(the “Corporation”).  The holder and every transferee or assignee of this Certificate or of the Shares represented hereby or of any interest therein accepts and agrees to be bound by the terms, conditions and limitations of the Articles of Incorporation of the Corporation, the Bylaws of the Corporation and the laws of the State of Maryland, all as amended.  This Certificate and the Shares represented hereby are transferable only on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and registered with the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:

/s/ Samuel Landy	UMH PROPERTIES, INC.		/s/ Elizabeth Chiarella
CORPORATE SEAL
PRESIDENT			SECRETARY
	©Security-Columbian	UNITED STATES BANKNOTE CORPORATION

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, NY)

TRANSFER AGENT AND REGISTRAR
BY

AUTHORIZED SIGNATURE

The securities represented by this Certificate are subject to restrictions on ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a “Real Estate Investment Trust” under the Internal Revenue Code of 1986, as amended.  Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own Equity Stock in excess of 9.8% (in value or in number of shares of Equity Stock, whichever is more restrictive) of the outstanding Equity Stock of the Corporation, with further restrictions and exceptions set forth in the Charter of the Corporation.  There may be no Transfer that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 Persons, that would result in the Corporation’s being “closely held” under Section 856(h) of the Code, or that would otherwise result in the Corporation failing to qualify as a REIT.  Any Person who attempts or proposes to own, Beneficially Own or Constructively Own Equity Stock in excess of, or in violation of, the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer to such Person.  If an attempt is made to violate these restrictions on Transfers, (i) any Purported Transfer will be void and will not be recognized by the Corporation, (ii) the Corporation will have the right to redeem the Stock Proposed to be Transferred, and (iii) the Stock represented hereby generally will be automatically converted into and exchanged for Excess Stock, which will be held in trust by the Trustee in part for the benefit of a Charitable Beneficiary.  The Equity Stock and Excess Stock represent different classes of stock and are subject to differing rights, restrictions, qualifications, limitations and preferences.  In addition, the Board of Directors has the power to classify or reclassify any unissued Stock by setting, altering or eliminating any feature of such Stock before the issuance of such Stock.  All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on ownership and Transfer, the differing rights, restrictions, qualifications, limitations and preferences of the Equity Stock and the Excess Stock and the Board of Director’s power to classify or reclassify any unissued Stock, will be sent without charge to each stockholder who directs a request for such information to the Chairman of the Board of the Corporation.

The following abbreviations, when used in the inscription on the face of the Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties	UNIF GIFT MIN ACT _____	___ Custodian	_________
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	(Cust)		Minor
Under Uniform Gifts to Minors
Act _________
(State)

Additional abbreviations may also be used though not in the above list.
__________________________________________

__________________ hereby sell, assign and transfer to

FOR VALUE RECEIVED,
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________________________________________

_______________________________________________________________________________________________________________

__________________________________________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________________________________________________________________ Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: ___________________	________________________________________________________
(Signature)

_________________________________________________________
(Signature)
NOTICE: The signature of this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or assignment or any change whatever.

Signature(s) Guaranteed:

_____________________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.